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                            SCHEDULE 14A INFORMATION

                    PROXY STATEMENT PURSUANT TO SECTION 14(a)
             OF THE SECURITIES EXCHANGE ACT OF 1934 (AMENDMENT NO. )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ]   Preliminary Proxy Statement
[ ] Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
[ ]   Definitive Proxy Statement
[X]   Definitive Additional Materials
[ ]   Soliciting Material under Rule 14a-12

                             High Street Corporation
--------------------------------------------------------------------------------
                (Name of Registrant as Specified in its Charter)

                                       N/A
--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]   No fee required.

[ ]   Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

      (1)   Title of each class of securities to which transaction applies:  N/A

      (2)   Aggregate number of securities to which transaction applies:  N/A

      (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
            N/A

      (4)   Proposed maximum aggregate value of transaction:  N/A

      (5)   Total fee paid:  N/A

[ ]   Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

      (1)   Amount Previously Paid:  N/A

      (2)   Form, Schedule or Registration Statement No.:  N/A

      (3)   Filing Party:  N/A

      (4)   Date Filed:  N/A


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                                                          FOR IMMEDIATE RELEASE

                                                          Contact: Ed McFarland
                                                                 President, CEO
                                                                 (828) 277-4504
                                                  emcfarland@highstreetbank.com



                       HIGH STREET CORPORATION ANNOUNCES
                            SECOND QUARTER EARNINGS


Asheville, Hickory, NC. (August 15, 2002) - High Street Corporation (OTC Bulletin Board: HSTC) announced second quarter 2002 earnings today. For the quarter, High Street reported net income of $8,838. For the first six months of this year, the company reported earnings of $17,199. High Street reported total assets of $165,152,737 at June 30, 2002, an increase of $1,516,614 over June 30, 2001.

Second quarter results were negatively impacted by flat to lower interest rates in the quarter as well as certain activities related to the Company's planned merger with Capital Bank of Raleigh, NC which was announced on May 1, 2002. High Street shareholders will vote on the proposed merger at a special meeting of shareholders called for September 23, 2001. Proxy materials in connection with this meeting were mailed to shareholders beginning August 8, 2002.

Completion of the merger will create the eighth largest publicly traded bank holding company headquartered in North Carolina, with total assets in excess of $800 million and 21 banking offices in nine counties. The combined entity will be focused principally in and around high growth metro areas of North Carolina.

High Street is committed to providing a full range of financial products for both consumer and commercial customers who expect the highest level of personalized and responsive service. High Street's goal is to offer services of a national financial institution in a community bank environment while making banking pleasant and easy for each customer.

In connection with Capital Bank Corporation's proposed acquisition of High Street, Capital Bank Corporation and High Street filed a joint proxy statement/prospectus with the Securities and Exchange Commission (SEC) on July 3, 2002.

INVESTORS AND SECURITY HOLDERS OF CAPITAL AND HIGH STREET ARE URGED TO READ THE JOINT PROXY STATEMENT/PROSPECTUS BEFORE MAKING ANY VOTING OR INVESTMENT DECISION WITH RESPECT TO THE MERGER BECAUSE THEY CONTAIN IMPORTANT INFORMATION ABOUT CAPITAL BANK CORPORATION, HIGH STREET AND THE MERGER.


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The joint proxy statement/prospectus and any other documents filed by Capital
Bank Corporation or High Street with the SEC, may be obtained free of charge at the SEC's web site at www.sec.gov. In addition, investors and security holders may obtain free copies of the documents filed with the SEC by High Street by directing a request to: High Street, 1310 Hendersonville Road, Asheville, North Carolina 28803, Attn: J. Edgar McFarland.

High Street and its executive officers and directors may be deemed to be participants in the solicitation of proxies from the shareholders of High Street in favor of the merger. Information about the executive officers and directors of High Street and their ownership of High Street common stock is set forth in the proxy statement for High Street's 2002 Annual Meeting of Shareholders, which was filed with the SEC on April 5, 2002. Investors and security holders may obtain more detailed information regarding the direct and indirect interests of High Street and its executive officers and directors in the acquisition by reading the joint proxy statement/prospectus regarding the merger.


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